Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into on July 18, 2016, by and among (1) FORBES ENERGY SERVICES LTD, a Texas corporation (the “Issuer”), as issuer of the 9% Senior Notes due 2019 (the “Notes”) issued pursuant to that certain indenture dated as of June 7, 2011 (the “Indenture”) by and among the Issuer, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (2) the following affiliates of the Issuer: Forbes Energy Services LLC, a limited liability company formed under the laws of the State of Delaware (“Energy Services”), TX ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Delaware (“TX Energy”), C.C. FORBES, LLC, a limited liability company formed under the laws of the State of Delaware (“C.C.”), and FORBES ENERGY INTERNATIONAL, LLC, a limited liability company formed under the laws of the State of Delaware (“International”; and together with Energy Services, TX Energy, and C.C., each a “Guarantor” and collectively, the “Guarantors”), and, together with the Issuer, the “Obligor Parties”) and (3) certain beneficial holders of the Notes that are party hereto (the “Forbearing Holders”).

Recitals:
Pursuant to the Indenture, the Issuer was obligated to pay interest on the Notes on June 15, 2016 (the payment of such interest on such date, the “Scheduled Interest Payment”), and the failure to make the Scheduled Interest Payment as and when due constitutes a Default (the “Interest Payment Default”).
The Interest Payment Default exists, is continuing, and if not cured will become an Event of Default on July 18, 2016 (as further described in Section 6.01(1) of the Indenture). As a consequence of such Event of Default, the Trustee or the Holders of at least 25% in aggregate amount of the then outstanding Notes will be entitled to declare the principal, premium, if any, interest, Default Interest, if any, and other monetary obligations on all the then outstanding Notes to be immediately due and payable, to enforce their claims against the Obligor Parties, and to take all other action and exercise all other rights and remedies provided in the Indenture or related documents or authorized by applicable law. The Obligor Parties desire that the Forbearing Holders forbear from exercising certain remedies available to them under the Indenture as a consequence of the Interest Payment Default in order to, among other things, afford the Obligor Parties and the Forbearing Holders an opportunity to assess their plans and options with respect to such Interest Payment Default and other business and operational matters.
The Forbearing Holders are willing to forbear from declaring the Notes immediately due and payable and otherwise taking any action or exercising any remedies or rights available to them solely as a result of such Interest Payment Default, all on the terms hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Definitions; Rules of Construction.
(a)    All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to such terms in the Indenture. In addition, as used herein, the following terms shall have the meanings ascribed to them:
“Agreement” shall mean this Forbearance Agreement.
“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, contract, covenant or agreement in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.
“Existing Non-Disclosure Agreements” means the non-disclosure agreements entered into by and between the Issuer and each of the Forbearing Holders prior to the date of this Agreement.
“Forbearance Conditions” shall mean the conditions to forbearance set forth in Section 3(b) of this Agreement.
“Forbearing Holders” shall have the meaning ascribed to such term in the Recitals hereof.
“Forbearance Period” shall mean the period commencing on the date of this Agreement and ending on the Forbearance Termination Date, unless extended in writing by the Forbearing Holders holding in the aggregate a majority of the Notes collectively held by all of the Forbearing Holders.
“Forbearance Termination Date” shall mean the sooner to occur of (a) 11:59 o'clock p.m. Central Standard Time on September 16, 2016 and (b) the date on which the agreement to forbear terminates as provided in Section 4 of this Agreement.
“FTI Advisor Fees” shall have the meaning ascribed to such term in Section 3(b)(iv) of this Agreement.
“Interest Payment Default” shall have the meaning ascribed to such term in the Recitals hereof.
“Scheduled Interest Payment” shall have the meaning ascribed to such term in the Recitals hereof.
(b)    The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of documents shall include any and all amendments, modifications and supplements thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to “including” and “include” shall be understood to mean “including, without limitation”; or to the time of day shall mean the time of day on the day in question in Alice, Texas, unless otherwise expressly provided in this Agreement.
2.    Acknowledgment by Obligor Parties.
(a)    Each Obligor Party confirms, acknowledges and stipulates that, pursuant to Section 4.01 of the Indenture, the Issuer is obligated to pay interest at the rate provided for in the Notes on the Interest Payment Date (as such term is defined in the Notes).
(b)    Each Obligor Party confirms, acknowledges and stipulates that the failure to make the Scheduled Interest Payment constitutes a Default, and that if the Issuer fails to make such payment by July 18, 2016, such Default shall constitute an Event of Default under Section 6.01(1) of the Indenture.
3.    Agreement to Forbear; Forbearance Conditions.
(a)    If and for so long as each of the Forbearance Conditions is timely satisfied and subject to satisfaction of the conditions in Section 5 of this Agreement, the Forbearing Holders agree that during the Forbearance Period such Forbearing Holders will not, solely by reason of the existence of the Interest Payment Default, demand payment, accelerate any obligations, or exercise any other remedy available to any Forbearing Holder under the Notes, the Indenture, or Applicable Law, whether to enforce collection from the Issuer or any Guarantor of any of the obligations under the Notes or the Indenture or otherwise.
(b)    The following conditions shall constitute Forbearance Conditions, the timely and continued satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement to forbear as set forth in Section 3(a) of this Agreement:
(i)The Issuer and each Guarantor duly and punctually observes, performs and discharges each and every obligation and covenant on its part to be performed under this Agreement;
(ii)Subject to the Existing Non-Disclosure Agreements, and upon reasonable prior notice to the Issuer and the Guarantors, the Issuer and the Guarantors shall afford the Forbearing Holders and their respective representatives and advisors reasonable access at reasonable times and during normal business hours, to the senior officers, financial advisors, properties, books, contracts and records of the Issuer and the Guarantors, and otherwise reasonably cooperate and in good faith with the Forbearing Holders’ diligence review of the Issuer and the Guarantors;
(iii)No action is taken by the Issuer or each Guarantor that is outside of the ordinary course of the Issuer’s or each Guarantor’s business consistent with past practice;
(iv)The Issuer shall duly and punctually pay (x) the fees and expenses of the Forbearing Holders’ legal advisor, Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) pursuant to, and consistent with the terms of, that certain fee reimbursement letter dated June 20, 2016 by and between the Issuer and Fried Frank, (y) the FTI Advisor Fees (as defined below) and (z) the reasonable expenses of the Forbearing Holders incurred in connection with their diligence review of the Issuer and Guarantors, including, but not limited to, expenses related to meetings with the management of the Issuer and Guarantors; provided, that such expenses shall not exceed $25,000 in the aggregate;
(v)No Default or Event of Default occurs or exists under the Notes or the Indenture other than the Interest Payment Default;
(vi)No voluntary petition for relief under the Bankruptcy Code is filed by the Issuer or any of the Guarantors;
(vii)No involuntary petition for relief under the Bankruptcy Code is filed against the Issuer or any of the Guarantors; and
(viii)No acceleration of the Notes pursuant to Section 6.02 of the Indenture by other Holders or the Trustee occurs as a result of the Interest Payment Default, provided, however, that the Forbearing Holders shall be required to rescind any such acceleration to the fullest extent permitted under the Indenture.
4. Termination of Forbearance. If any one or more of the Forbearance Conditions is not satisfied at any time (time being of the essence), the agreement to forbear as set forth in Section 3(b) of this Agreement shall, upon five (5) Business Days’ written notice (except in the case of a voluntary bankruptcy filing within the scope of Section 3(b)(vi) above, in which case no notice shall be required) to the Obligor Parties by the Forbearing Holders holding in the aggregate a majority of the Notes that are collectively held by the Forbearing Holders, terminate, and the Forbearing Holders shall thereupon have and may exercise from time to time all of the remedies available to each of them under the Notes, the Indenture, and Applicable Law as a consequence of an Event of Default, including with respect to the Interest Payment Default.
5. Conditions Precedent to Forbearance. The agreement to forbear provided in Section 3(a) of this Agreement is subject to the satisfaction of the following conditions precedent, as determined by the Forbearing Holders in their reasonable discretion:
(i)    Each Forbearing Holder shall have received a duly executed counterpart of this Agreement from each Obligor Party;
(ii)    The Issuer shall execute a fee reimbursement letter with FTI Consulting, Inc. (“FTI Consulting”) obligating the Issuer to pay the fees and expenses of FTI Consulting incurred by Fried Frank on behalf of the Forbearing Holders, including payment of a $175,000 retainer (collectively, the “FTI Advisor Fees”), provided, that FTI Consulting’s fees and expenses during the first three weeks of the engagement shall not exceed $175,000 and thereafter shall be subject to further agreement of the Issuer and the Forbearing Holders; and
(iii)The Issuer shall enter into an amendment to the Existing Non-Disclosure Agreements extending the “Cleansing Date” (as defined therein) through the Forbearance Termination Date.
6.    Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the parties. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
7.    Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. This Agreement may not be modified, altered or amended except by an agreement in writing signed by all the parties hereto.
8.    Construction; Section Headings; Severability. This Agreement has been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement nor any alleged ambiguity herein shall be interpreted or resolved against any party on the grounds that such party or its counsel drafted this Agreement, or based on any other rule of strict construction. Each of the parties hereto represents that such party has carefully read this Agreement and all other instruments and agreements executed in connection herewith and that such party knows the contents hereof and has signed the same freely and voluntarily. Section titles and references contained in this Agreement have been inserted as a matter of convenience and for reference only and shall not control or affect the meaning or construction of any of the terms contained herein. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of law principles.
10.    Non-Waiver of Default. Neither this Agreement nor any forbearance hereunder shall be deemed a waiver of or consent to the Interest Payment Default or any Default or Event of Default or any other term or provision of the Indenture.
11.    No Novation, etc. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Notes and the Indenture shall remain in full force and effect.
12.    Counterparts; Waiver of Notice of Acceptance. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument.
13.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
14.    Joinder of Additional Holders. During the Forbearance Period other beneficial holders may become Forbearing Holders by executing a joinder to this Agreement, the form of which shall be mutually agreeable to the Issuer and the Forbearing Holders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first written above.

ISSUER:
FORBES ENERGY SERVICES LTD
By: _____________________________ Name: ___________________________ Title: ____________________________

GUARANTORS: FORBES ENERGY SERVICES, LLC
By: _____________________________ Name: ___________________________ Title: ____________________________

TX ENERGY SERVICES, LLC
By: _____________________________ Name: ___________________________ Title: ____________________________

C. C. FORBES, LLC
By: _____________________________ Name: ___________________________ Title: ____________________________

FORBES ENERGY INTERNATIONAL, LLC
By: _____________________________ Name: ___________________________ Title: ____________________________

HOLDERS:

By: _____________________________ Name: ___________________________ Title: ____________________________

By: _____________________________ Name: ___________________________ Title: ____________________________

By: _____________________________ Name: ___________________________ Title: ____________________________

By: _____________________________ Name: ___________________________ Title: ____________________________